SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2019

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Except as required by law, the Company does not undertake to update its forward-looking statements.

Item 8.01     Other Events

During October 2019, holders of the Company’s Series H Convertible Preferred Stock converted approximately 466 shares of Series H Convertible Preferred Stock into 330,000,000 shares of common stock. The following table provides additional details concerning the Company’s outstanding common and preferred stock.

Class	September 30, 2019 Outstanding Shares	October 31, 2019 Outstanding Shares
Common Stock $0.01 par value	95,627,587	426,306,328
Series B Convertible Preferred Stock, $0.01 par value	100 ($100,000 stated value)	100 ($100,000 stated value)
Series H Convertible Preferred Stock, $0.01 par value	2,254 ($2,253,782 stated value)	1,788 ($1,788,182 stated value)
Series I Convertible Preferred Stock, $0.01 par value	700 ($700,000 stated value)	700 ($700,000 stated value)

If the trading price for the Company’s common stock remains at current levels, then there are insufficient unissued shares of authorized common stock to fulfill the Company’s obligations to issue common stock upon conversion of convertible preferred stock and exercise of warrants. If the Company is unable to deliver common stock upon the conversion of convertible preferred stock or the exercise of warrants, then the Company may be required to pay liquidated damages, costs incurred by the investors for “buying in” shares to cover trades, and other amounts. These costs could be substantial and have a material adverse effect on the Company’s financial position and the trading price for the Company’s common stock. In addition to the possible adverse consequences to the Company arising from its obligations to the holders of convertible preferred stock, if the Company has insufficient authorized shares of common stock available, it will not be unable to raise capital from the sale of such shares, nor will it be able to honor existing obligations under outstanding options or warrants. Management’s plans to address this concern includes seeking stockholder approval of a reverse stock split.

On October 24, 2019, OTC Markets Group, Inc. notified the Company of non-compliance with OTCQB Standards Section 2.3(2), which requires an issuer to maintain a minimum closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days. There is a cure period which ends on January 22, 2020, during which the minimum closing price of the Company’s common stock must be $0.01 or greater for 10 consecutive trading days. If the Company fails to regain compliance by January 22, 2020 or if the closing bid price of the Company’s common stock falls below $0.001 at any time for five consecutive days, the Company will be immediately removed from the OTCQB marketplace. The Company intends to take remedial actions during such cure period to regain compliance with the Minimum Price Rule, which may include the reverse stock split. There can be no assurance any such action will achieve its purpose. If the Company’s common stock is removed from the OTCQB market, the Company expects to have the option of moving it to the OTC Pink market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2019

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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